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                                                                       Exhibit 5

Legal Opinion of Wyatt, Tarrant & Combs

March 4, 1998

Board of Directors
Shop at Home, Inc.
5210 Schubert Road
Knoxville, Tennessee  37912

Gentlemen:

         On January 14, 1998, Shop at Home, Inc., a Tennessee corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-44251) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement, as amendment No. 1 to be filed, relates to the sale by the Company of up to 11,000,000 shares of its Common Stock, par value $.0025 per share (the "Shares"), and $65,000,000 principal amount of ____% Secured Notes due 2005 of the Company (the "Notes"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Charter, as amended, and Bylaws, as amended;
(ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares and the Notes to be sold by the Company and related matters; (iii) the Registration Statement and all amendments and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that:

         1. The Shares have been duly and validly authorized, and when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.2 to the Registration Statement, will be validly issued, fully paid and non-assessable.



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         2.       Assuming the due authorization, execution and delivery of the
                  Indenture by each of the parties thereto, and the due execution of the Notes by all necessary action on the part of the Company, and when the Notes have been validly completed and authenticated by the Indenture Trustee and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be validly issued, fully paid and non-assessable, and will be binding obligations of the Company, entitled to the benefits of the Indenture in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceeding therefor may be brought.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus with regard to the Shares and the Prospectus with regard to the Notes, each comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                                                Very truly yours,

                                                /s/ WYATT, TARRANT & COMBS